UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2022 (April 26, 2022)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Argonne Road, Suite A 211 Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01	Regulation FD Disclosure

On April 26, 2022, Daybreak Oil and Gas, Inc. (“Daybreak”, the “Company”, or “we”) announced the Company will be holding a Special Shareholder Meeting as we near completion of the Acquisition of Reabold California LLC.

The purpose of the Special Meeting, among other things, is to consider and vote upon a proposal to approve the Equity Exchange as contemplated by the Equity Exchange Agreement (as amended, the “Exchange Agreement”) by and between Daybreak, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”). This proposal will require 66.67% approval of all the shareholders entitled to vote on March 22, 2022. A proxy statement containing this, and other items of business along with a ballot for voting, has been mailed on or about April 21, 2022 to all shareholders eligible to vote.

A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The proxy statement, letter to shareholders from our President and Chief Executive Officer, and 2021 Annual Report on Form 10-K are also available on our website at www.daybreakoilandgas.com, from commercial document retrieval services and on the website maintained by the SEC at https://www.sec.gov. We urge investors to read the relevant documents filed with the SEC because they contain important information.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Number	Exhibit

99.1*	Press Release issued by Daybreak Oil and Gas, Inc., on April 26, 2022.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

*	Filed herewith.

[signature page follows]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: April 28, 2022

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